Exhibit 10.1
SUNRUN-VSI
2014 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan.	1
2.	Shares Subject to the Plan.	1
3.	Administration of the Plan.	2
4.	Stock Options.	4
5.	Restricted Stock.	6
6.	Restricted Stock Units.	7
7.	Stock Appreciation Rights.	7
8.	Performance Stock Units and Performance Shares.	8
9.	Performance Awards.	9
10.	Outside Director Limitations.	9
11.	Leaves of Absence/Transfer Between Locations/Change of Status.	10
12.	Transferability of Awards.	10
13.	Adjustments; Dissolution or Liquidation.	11
14.	Change in Control	11
15.	Tax Matters.	13
16.	Other Terms.	14
17.	Term of Plan.	14
18.	Amendment and Termination of the Plan.	14
19.	Conditions Upon Issuance of Shares.	15
20.	Stockholder Approval.	16
21.	Definitions.	16

Note: Plan name changed from “Vivint Solar, Inc. 2014 Equity Incentive Plan” to “Sunrun-VSI 2014 Equity Incentive Plan” effective April 29, 2021. No other changes made to the Plan.

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Exhibit 10.1
1.Purposes of the Plan.
The purposes of this Plan are to attract and retain personnel for positions with the Company, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options to Employees and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, and Performance Awards to any Service Provider.
2.Shares Subject to the Plan.
(a)Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:
(i)8,800,000 Shares, plus
(ii)any Shares subject to outstanding awards granted under the Company’s V Solar Holdings, Inc. 2013 Omnibus Incentive Plan (the “Existing Plan”) that, after the Registration Date, expire or otherwise terminate without having been exercised in full and any Shares issued under awards granted under the Existing Plan that, after the Registration Date, are forfeited to the Company, tendered to or withheld by the Company for payment of exercise or tax withholding, or repurchased by the Company, with the maximum number of Shares to be added to the Plan under Section 2(a)(ii) equal to 14,117,647 Shares, plus
(iii)any additional Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.
(b)Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2015 Fiscal Year, in an amount equal to the least of
(i)8,800,000 Shares,
(ii)4% of the total number of Shares outstanding on the last day of the immediately preceding Fiscal Year, and
(iii)a lower number of Shares determined by the Administrator.
(c)Lapsed Awards.
(i)Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.

Exhibit 10.1
(ii)Stock Appreciation Rights. Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan.
(iii)Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units or stock-settled Performance Awards that are reacquired by the Company or are forfeited to the Company will become available for future issuance under the Plan.
(iv)Withheld Shares. Shares used to pay the Exercise Price of an Award or to satisfy tax withholding obligations related to an Award will become available for future issuance under the Plan.
(v)Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.
(d)Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Sections 2(a)(i) and 2(a)(iii) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).
(e)Adjustment. The numbers provided in Sections 2(a), 2(b), and 2(d) will be adjusted as a result of changes in capitalization referred to in Section 13.
(f)Substitute Awards. If the Committee grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.
3.Administration of the Plan.
(a)Procedure.
(i)General. The Plan will be administered by the Board or a Committee of the Board constituted to satisfy Applicable Laws (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.
(ii)Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to 1 or more Officers the authority to grant Options, Stock Appreciation Rights, and other Awards except Restricted Stock to Employees of the Company or any of its Subsidiaries who are not Officers, provided that the delegation must specify any limitations on the authority, including the total number of Shares that may be subject to the Awards granted by such Officer(s). Such delegation may be revoked. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or a Committee made up solely of Directors, unless the resolutions delegating the authority permit the Officer(s) to use a different form of Award Agreement approved by the Board or a Committee made up solely of Directors. The Board or a

Exhibit 10.1
Committee may delegate to an Officer who is also a Director the authority to grant Restricted Stock, but such authority will be delegated to such individual in his or her capacity as a Director.
(iii)Section 162(m). Unless an Award is granted and administered solely by a Committee of 2 or more “outside directors” within the meaning of Code Section 162(m), it will not qualify as “performance-based compensation” within the meaning of Code Section 162(m).
(b)Powers of the Administrator. Subject to the Plan, any limitations on delegations specified by the Board, and Applicable Laws, the Administrator will have the authority, in its sole discretion to make any determinations deemed necessary or advisable to administer the Plan including:
(i)to determine the Fair Market Value;
(ii)to approve forms of Award Agreements for use under the Plan (provided that all forms of Award Agreement must be approved by the Board or Committee of Directors acting as the Administrator);
(iii)to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;
(iv)to determine the number of Shares to be covered by each Award granted;
(v)to determine the terms and conditions, not inconsistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;
(vi)to institute and determine the terms and conditions of an Exchange Program;
(vii)to interpret the Plan and make any decisions necessary to administer the Plan;
(viii)to establish, amend and rescind rules relating to the Plan, including rules relating to sub-plans established to satisfy laws of jurisdictions other than the United States or to qualify Awards for favorable tax treatment under laws of jurisdictions other than the United States;
(ix)to interpret, modify or amend each Award (subject to Section 18), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards;
(x)to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 15;
(xi)to delegate ministerial duties to any of the Company's employees;
(xii)to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; and

Exhibit 10.1
(xiii)to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award.
(c)Termination of Status.
(i)Unless a Participant is on a leave of absence approved by the Company as set forth in Section 11, the Participant’s status as a Service Provider will end at midnight at the end of the last day in the primary work location in which the Participant actively provides services for a member of the Company Group (the “Termination of Status Date”). The Administrator has the sole discretion to determine the date on which a Participant stops actively providing services and whether a Participant may still be considered to be providing services while on a leave of absence and the Administrator may delegate this decision, other than with respect to Officers, to the Company’s senior human resources officer.
(ii)This termination of status as a Service Provider will occur regardless of the reason for such termination even if the termination is later found to be invalid, in breach of employment laws in the jurisdiction where Participant is providing services, or in violation of the terms of Participant’s employment or service agreement, if any such agreement exists.
(iii)Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Administrator, a Participant’s right to vest in any Award under the Plan will cease as of the Termination of Status Date and will not be extended by any notice period, whether arising under contract, statute or common law, including any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing services.
(d)Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award, or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(e)Waiver. The Administrator may waive any terms, conditions or restrictions.
(f)Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(g)Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or one of its Subsidiaries) another member of the Company Group all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(h)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agree that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United

Exhibit 10.1
States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(i)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
4.Stock Options.
(a)Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, its per share exercise price (“Exercise Price”), its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.
(b)Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator.
(c)Form of Consideration. The Administrator will determine the acceptable forms of consideration for exercising an Option and those forms of consideration will be described in the Award Agreement. The consideration may consist of any combination of the following, to the extent permitted by Applicable Laws:
(i)cash;
(ii)check;
(iii)promissory note;
(iv)other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v)consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options;
(vi)consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares; and
(vii)any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Board or a Committee of Directors).
(d)Incentive Stock Option Limitations.
(i)The Exercise Price of an Incentive Stock Option may not be less than 100% of the Fair Market Value on the Grant Date.

Exhibit 10.1
(ii)To that extent that the aggregate Fair Market Value of the Shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the Options whose value exceeds $100,000 will be treated as Nonstatutory Stock Options. Incentive stock options will be considered in the order in which they were granted. For this purpose the Fair Market Value of the Shares subject to an option will be determined as of the Grant Date of each option.
(iii)The Expiration Date of an Incentive Stock Option will be the day prior to the 10th anniversary of the Grant Date or any shorter period provided in the Award Agreement, subject to clause (iv) below.
(iv)The following rules apply to Incentive Stock Options granted to Participants who own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary:
(1)the Expiration Date of the Incentive Stock Option may not be after the day prior to the 5th anniversary of the Grant Date;
(2)the Exercise Price may not be less than 110% of the Fair Market Value on the Grant Date.
(3)If an Option is designated in the Administrator action that granted it as an incentive stock option but the terms of the Option do not comply with Sections 4(d)(iv)(1) and 4(d)(iv)(2), then the Option will not qualify as an Incentive Stock Option.
(e)Exercise of Option. An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(f)Expiration of Options. Subject to Section 4(d), an Option granted under the Plan will expire upon the date determined by the Administrator and set forth in the Award Agreement.
(g)Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Option remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.

Exhibit 10.1
5.Restricted Stock.
(a)Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator determines. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow until the end of the Period of Restriction applicable to such Shares. All grants of Restricted Stock and interpretative decisions about Restricted Stock may only be made by the Board or a Committee of Directors.
(b)Restrictions:
(i)Except as provided in this Section 5 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the Period of Restriction applicable to such Shares.
(ii)During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii)During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such Shares until the restrictions on the Shares of Restricted Stock with respect to which they were paid have lapsed.
(iv)Except as otherwise provided in this Section 5 or an Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.
(v)The Administrator may impose, prior to grant, or remove any restrictions on Shares of Restricted Stock.
6.Restricted Stock Units.
(a)Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service), or any other basis determined by the Administrator in its sole discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 6(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.

Exhibit 10.1
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made when practicable after the date set forth in the Award Agreement and determined by the Administrator. The Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
7.Stock Appreciation Rights.
(a)Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the Exercise Price (which may not be less than 100% of Fair Market Value on the Grant Date), its Expiration Date, the conditions of exercise, and such other terms and conditions as the Administrator determines.
(b)Payment of Stock Appreciation Right Amount. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i)the difference between the Fair Market Value on the date of exercise and the Exercise Price; multiplied by
(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
Payment upon Stock Appreciation Right exercise may be made in cash, in Shares of equivalent value, or any combination of cash and Shares with the determination of form of payment made by the Administrator. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease the number of Shares thereafter available, both for the Plan and for purchase under the Stock Appreciation Right, by the number of Shares as to which the Stock Appreciation Right is exercised.
(c)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator in its sole discretion and set forth in the Award Agreement.
(d)Tolling of Expiration. If exercising an Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.
8.Performance Stock Units and Performance Shares.
(a)Award Agreement. Each Award of Performance Stock Units/Shares will be evidenced by an Award Agreement that will specify the time period during which the performance objectives or other vesting provisions will be measured is the (“Performance Period”), and material terms

Exhibit 10.1
of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Stock Units/Shares. Each Performance Unit will have an initial value established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions may determine the number or value of Performance Stock Units/Shares paid out.
(d)Earning of Performance Stock Units/Shares. After an applicable Performance Period has ended, the holder of Performance Stock Units/Shares will be entitled to receive a payout of the number of Performance Stock Units/Shares earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Payment of Performance Stock Units/Shares. Payment of earned Performance Stock Units/Shares will be made when practicable after the end of the applicable Performance Period. Payment with respect to earned Performance Stock Units/Shares may be made in cash, in Shares of equivalent value, or any combination of cash and Shares with the determination of form of payment made by the Administrator.
(f)Performance Stock Units/Shares. If a Participant has not accepted an Award of Performance Stock Units/Shares or has not taken all administrative and other steps (e.g. setting up an account with a broker designated by the Company) necessary for the Company to issues Shares pursuant to such Performance Stock Units/Shares prior to a vesting date, then any Shares that would otherwise be issued pursuant to such Performance Stock Units/Shares on such vesting date will be forfeited 30 days after such Participant’s Termination of Status Date and the Performance Stock Units/Shares that have not been earned will be forfeited to the Company for no consideration unless otherwise provided by the Administrator.
9.Performance Awards.
(a)Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period, and material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Awards. Each Performance Award’s target and maximum payout values will be established by the Administrator on or before the Grant Date.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions will determine the value of Performance Awards Payouts.

Exhibit 10.1
(d)Payment of Performance Awards. Payment of earned Performance Awards will be made when practicable after the end of the applicable Performance Period. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares with the determination of form of payment made by the Administrator at the time of payment.
10.Outside Director Limitations.
(a)Cash-Settled Awards. No Outside Director may be granted, in any Fiscal Year, cash-settled Awards with a grant date fair value (determined under U.S. generally accepted accounting principles) of more than $400,000. Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purpose of this limitation.
(b)Stock-Settled Awards. No Outside Director may be granted, in any Fiscal Year, stock-settled Awards with a grant date fair value (determined under U.S. generally accepted accounting principles) of more than $400,000. Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purpose of this limitation.
11.Leaves of Absence/Transfer Between Locations/Change of Status.
(a)General. Unless otherwise provided by the Administrator, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) any transfer between locations of the Company or other members of the Company Group.
(b)Vesting. Unless a leave policy approved by the Administrator provides otherwise or it is otherwise required by Applicable Law, vesting of Awards granted under the Plan will continue only for Participants on an approved leave of absence.
(c)Incentive Stock Option Status. If a leave of absence exceeds 3 months and reemployment upon expiration of such leave is not guaranteed by statute or contract, then 3 months following the 1st day of such leave a Participant will not be treated as an employee for incentive stock option purposes. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
(d)Protected Leaves.
(i)Any leave of absence by a Participant will be subject to any Applicable Laws that apply to leaves of absence.
(ii)For a Participant on a military leave, if required by Applicable Laws, vesting will continue for the longest period that vesting continues under any other statutory or company-approved leave of absence. When a Participant returns from military leave (under conditions that would entitle him or her to such protection under the Uniformed Services Employment and Reemployment Rights Act), the Participant will be given vesting credit to the same extent as if the Participant had continued to provide services to the Company through the military leave.
(e)Changes in Status. If a Participant who is an Employee has a reduction in hours worked, the Administrator may unilaterally:

Exhibit 10.1
(i)make a corresponding reduction in the number of Shares or cash amount subject to any portion of an Award that is scheduled to vest or become payable after the date of such extend leave or reduction in hours; and
(ii)in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.
If any such reduction occurs, the Participant will have no right to any portion of the Award that is reduced or extended.
(f)Determinations. The effect of a Company-approved leave of absence, a transfer, or a Participant’s reduction in hours of employment or service on the vesting of an Award shall be determined, under policies reviewed by the Administrator, by the Company’s senior human resources officer or other person performing that function or, with respect to Directors or Officers by the Compensation Committee of the Board, any such determination will be final.
12.Transferability of Awards.
(a)General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
(b)Domestic Relations Orders. If approved by the Administrator, an Award may be transferred under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(c)Limited Transfers for the Benefit of Family Members. The Administrator may permit an Award or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws.
(d)Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested then the service of the Participant will continue to determine whether the Award will vest and any Expiration Date.
13.Adjustments; Dissolution or Liquidation.
(a)Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) affecting the Shares

Exhibit 10.1
occurs (including, without limitation, a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 2 in such a manner as it deems equitable. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares or other securities of the Company will not be treated as an event that will require adjustment.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant when practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
14.Change in Control
(a)If a Change in Control or a merger of the Company with or into another corporation or other entity occurs, each outstanding Award will be treated as the Administrator determines, including, without limitation, that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation.
(b)The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the transaction.
(c)Continuation. An Award will be considered continued if, following the Change in Control or merger:
(i)the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Stock Unit, Performance Share or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control; or
(ii)the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction. Any such cash or property may be subjected to any escrow applicable to holder of Common Stock in the Change of Control. If as of the date of the occurrence of the transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.

Exhibit 10.1
(iii)Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not invalidate an otherwise valid Award assumption.
(d)The Administrator will have authority to modify Awards in connection with a Change in Control:
(i)in a manner that causes them to lose their tax-preferred status,
(ii)to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the transaction the Option may only be exercised to the extent it is vested;
(iii)to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the transaction is equivalent and the adjustment complies with Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv)to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the transaction.
(e)Non-Continuation. If the successor corporation does not continue for an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) an additional 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on an additional 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting an Award accelerate as to more than 100% of the Award. If Options or Stock Appreciation Rights are not continued if a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).
(f)Outside Director Awards. With respect to Awards granted to an Outside Director that are continued, if on the date of or following such continuation the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares not otherwise vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with

Exhibit 10.1
performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met.
15.Tax Matters.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any taxes (including the Participant’s social tax obligations) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may permit or may require a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash (including cash from the sale of Shares issued to Participant) or Shares having a fair market value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld, or (d) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The fair market value of the Shares to be withheld or delivered will be determined as of the date the taxes must be withheld.
(c)Compliance With Code Section 409A. Except as otherwise determined by the Administrator, it is intended that Awards will be designed and operated so that they are either exempt from the application of, or comply with, the requirements of Code Section 409A so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 15(c) is not a guarantee to any Participant of the consequences of his or her Awards.
16.Other Terms.
(a)No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by Applicable Laws.
(b)Forfeiture Events.
(i)All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 16(b) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will give a Participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

Exhibit 10.1
(ii)The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of such Participant’s status as Service Provider for cause or any act by a Participant, whether before or after such Participant’s Termination Status Date that would constitute cause for termination of such Participant’s status as a Service Provider.
(iii)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12 month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
17.Term of Plan.
Subject to Section 20, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of 10 years from the date adopted by the Board, unless terminated earlier under Section 18.
18.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
(c)Consent of Participants Generally Required. Subject to Section 18(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights, and
(ii)Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done

Exhibit 10.1
(1)in a manner permitted under the Plan;
(2)to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422;
(3)to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422;
(4)to clarify the manner of exemption from, or to bring the Award into compliance with, Code Section 409A; or
(5)to comply with other Applicable Laws.
19.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws will relieve the Company of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Failure to Accept Award. If a Participant has not accepted an Award or has not taken all administrative and other steps (e.g. setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the Shares subject such Award are scheduled to vest, then the Award will be cancelled on such date and the Shares subject to such Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.
20.Stockholder Approval.
The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
21.Definitions.
The following definitions are used in this Plan:
(a)“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and

Exhibit 10.1
state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities or exchange control laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(b)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units or Performance Shares.
(c)“Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this section 21(e)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For this section 21(e)(ii), if any Person is in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for this Section 21(e)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

Exhibit 10.1
(1)a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or
(2)a transfer of assets by the Company to:
(A)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(B)an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(C)a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(D)an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsections 21(e)(iii)(2)(A) to 21(e)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
A transaction will not be a Change in Control:
(iv)unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or
(v)if its sole purpose is to (1) change the state of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the Internal Revenue Code of 1986. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.
(h)“Common Stock” means the common stock of the Company.
(i)“Company” means Sunrun Inc., a Delaware corporation, or any successor thereto.
(j)“Company Group” means the Company, any Parent or Subsidiary of the Company, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

Exhibit 10.1
(k)“Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company's securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.
(l)“Director” means a member of the Board.
(m)“Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
(n)“Exchange Act” means the U.S. Securities Exchange Act of 1934.
(o)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(p)“Expiration Date” means the last day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed by 5:00 PM in Salt Lake City, Utah on such date.
(q)“Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable;
(iii)For any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

Exhibit 10.1
(iv)Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) through (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(r)“Fiscal Year” means the fiscal year of the Company.
(s)“Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.
(t)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(u)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(v)“Option” means a stock option granted under the Plan.
(w)“Outside Director” means a Director who is not an Employee.
(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(y)“Participant” means the holder of an outstanding Award.
(z)“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which will be settled for cash, Shares or other securities or a combination of the foregoing under Section 9.
(aa)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine under Section 8.
(bb)“Performance Stock Units” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing under Section 8.
(cc)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of

Exhibit 10.1
forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(dd)“Plan” means this 2014 Equity Incentive Plan.
(ee)“Registration Date” means the effective date of the first registration statement filed by the Company and declared effective under Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.
(ff)“Restricted Stock” means Shares issued under a Restricted Stock award under Section 5, or issued as a result of the early exercise of an Option.
(gg)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted under Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(hh)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, in effect when discretion is being exercised with respect to the Plan.
(ii)“Section 16(b)” means Section 16(b) of the Exchange Act.
(jj)“Securities Act” means Securities Act of 1933, as amended.
(kk)“Service Provider” means an Employee, Director or Consultant.
(ll)“Share” means a share of Common Stock.
(mm)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that under Section 7 is designated as a Stock Appreciation Right.
(nn)“Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f).
(oo)“Trading Day” means a day on which the applicable stock exchange or national market system is open for trading.

Exhibit 10.1
SUNRUN-VSI
2014 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT AND RESTRICTED STOCK UNIT AGREEMENT

Terms defined in the Sunrun-VSI 2014 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement, including the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, and all exhibits, annexes and appendices to these documents (all together, the “Agreement”).

Participant has been granted this Restricted Stock Unit (“RSU”) Grant with terms below and subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Participant Name

Grant ID

Grant Date

Number of Shares Granted

Vesting Schedule:

Unless the vesting is accelerated, the Restricted Stock Units will vest on the following schedule:

[_______________]

If Participant ceases to be a Service Provider for any or no reason before Participant vests in the RSUs, the unvested RSUs will immediately terminate.

Participant’s signature on this Notice of Grant and acceptance of this Agreement, including by electronic acceptance, indicates that:

(i)He or she agrees that this Restricted Stock Unit Grant is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits, annexes and appendices.

(ii)He or she understands that the Company is not providing any tax, legal or financial advice and is not making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of Shares.

(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal and financial advisors prior to signing this Agreement and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal and financial advisors before taking any action related to the Plan.

(iv)He or she has read and agrees to each provision of Section 10 of this Agreement.

(v)He or she will notify the Company of any change to his or her contact address.

Exhibit 10.1
EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.Grant. The Company grants the Participant a Restricted Stock Unit Grant as described on the Notice of Grant. If there is a conflict between the Plan and this Agreement, the Plan will prevail.

2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, the Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any obligations for Tax-Related Items (as defined in Section 7). Subject to the provisions of Section 4 and Section 7, vested Restricted Stock Units will be paid in whole Shares as soon as practicable after vesting, but in each such case within the period 60 days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.Vesting Schedule. The Restricted Stock Units will only vest under the Vesting Schedule on the Notice of Grant or as set out in Section 4 of this Agreement. Shares scheduled to vest on a date or upon the occurrence of a condition will not vest unless Participant continues to be a Service Provider beginning on the Grant Date through the date that the vesting is scheduled to occur. The Administrator may modify the vesting schedule under Section 10 of the Plan if Participant takes a leave of absence or has a reduction in hours worked.

4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of any portion of the Restricted Stock Units at any time, subject to the terms of the Plan. In that case, the Restricted Stock Units will be vested as of the date specified by the Administrator. The payment of Shares vesting pursuant to this Section 4 will be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

5.Forfeiture upon Termination of Status as a Service Provider. Any Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider will cease vesting and will revert to the Plan on the 30th day following the Termination of Status Date, subject to Applicable Laws. The date of Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.

6.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate or, if the Administrator permits, Participant’s designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.Tax Obligations.

(a)Tax Withholding.

(i)No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account, or

Exhibit 10.1
other tax-related items related to his or her participation in the Plan and legally applicable to him or her that the Administrator determines must be withheld (“Tax-Related Items”), including those that result from the grant, vesting, or payment of these RSUs, the subsequent sale of Shares acquired pursuant to such payment, or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement when any of these RSUs otherwise are supposed to vest or Tax‑Related Items related to RSUs otherwise are due, he or she will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company.

(ii)The Company has the right (but not the obligation) to satisfy any Tax-Related Items by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent) and, until determined otherwise by the Company, this will be the method by which such tax withholding obligations are satisfied.

(iii)The Company has the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to the Participant.

(iv)The Participant authorizes the Company and/or any member(s) of the Company Group for whom he or she is performing services (each, an “Employer”) to withhold any Tax-Related Items legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Company and/or the Employer(s) or from proceeds of the sale of Shares.

(v)Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company and/or the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction.

(vi)Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result.

(b)Code Section 409A.
(i)If the vesting of any portion of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A) and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the 6-month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the first day after the end of the 6-month period.

(ii)If the termination as a Service Provider is due to death, the delay under Section 7(b)(i) will not apply. If Participant dies following his or her termination as a Service Provider, the delay under Section 7(b)(i) will be disregarded and the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.

Exhibit 10.1

(iii)All payments and benefits under this Restricted Stock Unit Grant are intended to be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units or Shares issuable upon the vesting of Restricted Stock Units will be subject to the additional tax imposed under Section 409A. The Company and Participant intend that any ambiguities be interpreted so that the Restricted Stock Units are exempt from or comply with Section 409A.

(iv)Each payment under these Restricted Stock Units is intended to be a separate payment as described in Treasury Regulations Section 1.409A-2(b)(2).

8.Forfeiture or Clawback. The Restricted Stock Units (including any proceeds, gains or other economic benefit received by the Participant from a subsequent sale of Shares issued upon vesting) will be subject to any compensation recovery or clawback policy implemented by the Company before or after the date of this Agreement. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.

9.Rights as Stockholder. Participant’s rights as a stockholder of the Company, including as to voting Shares and the receipt of dividends and distributions on such Shares will not begin until certificates representing Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.

10.Acknowledgements and Agreements. Participant’s signature on the Notice of Grant accepting the Restricted Stock Unit Grant, indicates that:

(a)HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THESE RESTRICTED STOCK UNITS IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED, AND GRANTED THESE RESTRICTED STOCK UNITS WILL NOT RESULT IN VESTING.

(b)HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THESE RESTRICTED STOCK UNITS AND AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF PARTICIPANT’S EMPLOYER (OR ENTITY TO WHICH HE OR SHE IS PROVIDING SERVICES) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

(c)He or she agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.

(d)He or she agrees that the Company’s delivery of any documents related to the Plan or these Restricted Stock Units (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, he or she will be provided with a paper copy of the documents. He or she acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. He or she may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if he or she has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e‑mail

Exhibit 10.1
address by telephone, postal service or electronic mail. Finally, he or she understands that he or she is not required to consent to electronic delivery of documents.

(e)He or she may deliver any documents related to the Plan or these Restricted Stock Units to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

(f)He or she accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive and final.

(g)He or she agrees that the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

(h)He or she agrees that the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past.

(i)He or she agrees that all decisions regarding future Awards, if any, will be at the sole discretion of the Company.

(j)He or she agrees that he or she is voluntarily participating in the Plan.

(k)He or she agrees that the Restricted Stock Units and any Shares acquired under the Plan are not intended to replace any pension rights or compensation.

(l)He or she agrees that the Restricted Stock Units and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments.

(m)He or she agrees that the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;

(n)He or she agrees that, for purposes of the Restricted Stock Units, Participant’s engagement as a Service Provider will be considered terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s engagement agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator.

(o)He or she agrees that any right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of the Termination of Status date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where Participant is a Service Provider or Participant’s engagement agreement or employment agreement, if any, unless Participant is providing bona fide services during such time).

Exhibit 10.1
(p)He or she agrees that the Administrator has the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence).

(q)He or she agrees that none of the Company or any member of the Company Group will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

(r)He or she has read and agrees to the Data Privacy Provisions of Section 11 of this Agreement.

(s)He or she agrees that no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any member of the Company Group, waives his or her ability, if any, to bring any such claim, and releases the Company and all members of the Company Group from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11.Data Privacy.

(a)Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer, the Company and any member of the Company Group for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

(b)Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c)Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan

Exhibit 10.1
to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan.

(d)Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting this award of Restricted Stock Units, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing these consents on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company will not be able to grant Participant awards under the Plan or administer or maintain awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of Participant’s refusal to consent or withdrawal of consent.

12.Miscellaneous

(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104, Attention: Stock Plan Administrator, until the Company designates another address in writing.

(b)Non-Transferability of Restricted Stock Units. The Restricted Stock Units may not be transferred other than by will or the laws of descent or distribution.

(c)Binding Agreement. If any Restricted Stock Units are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties to this Agreement.

(d)Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to, Participant (or his or her estate), issuance will occur until such condition has been satisfied in a manner acceptable to the Company. The Company will try to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

(e)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(f)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

(g)Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in an express written contract (including a unilateral contract) executed by a duly authorized officer of the Company. The Company reserves the right to revise this Agreement as it deems necessary

Exhibit 10.1
or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to these Restricted Stock Units, and to comply with other Applicable Laws.

(h)Non-U.S. Appendix. These Restricted Stock Units are subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Appendix”). If Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to Participant to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.

(i)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant's acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agree that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant's services are performed. Notwithstanding anything in this Section 12(i) to the contrary,

(i)if Participant is employed by the Company or its Subsidiaries outside of California, the provisions of Section 1 of Annex A shall be governed by the law of the state of Utah, and Participant irrevocably consents and agrees that any action, proceeding, or other litigation by or against any other Party or Parties with respect to any claim or cause of action based upon or arising out of or related to this Section 1 of Annex A, shall be brought and tried exclusively in the state and federal courts located in the City of Salt Lake, County of Salt Lake, in the State of Utah, and any such legal action or proceeding may be removed to the aforesaid courts;

(ii)if Participant is employed by the Company or its Subsidiaries in California, the provisions of Section 1 of Annex A shall be governed by the law of the state of California, and Participant irrevocably consents and agrees that any action, proceeding, or other litigation by or against any other Party or Parties with respect to any claim or cause of action based upon or arising out of or related to this Section 1 of Annex A, shall be brought and tried exclusively in the state and federal courts located in the City of Los Angeles, in the State of California, and any such legal action or proceeding may be removed to the aforesaid courts.

(j)Waiver. Participant acknowledges that a waiver by the Company of a breach of any provision of this Award Agreement will not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.

13.Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees, in Participant’s capacity as an investor and equity holder in the Company, to the Restrictive Covenants contained in Annex A to this Agreement and/or incorporated herein by reference. The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Annex A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach by the Participant, and in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

Exhibit 10.1
EXHIBIT B

APPENDIX TO RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions

This Appendix to Restricted Stock Unit Agreement (the “Appendix”) includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Plan if Participant resides in one of the countries listed below at the time of grant or the Participant moves to one of the listed countries. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [N/A]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Participant sells Shares acquired under the Plan.

In addition, the information contained in this Appendix is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment after the Restricted Stock Units are granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to Participant, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.

Exhibit 10.1
SUNRUN-VSI
2014 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT

Terms defined in the Sunrun-VSI 2014 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, including the Notice of Stock Option Grant (the “Notice of Grant”), Terms and Conditions of Stock Option Grant, and all exhibits, annexes and appendices to these documents (all together, the “Agreement”).

Participant has been granted an Option with the terms below and subject to the terms and conditions of the Plan and this Agreement:

Participant Name

Grant ID

Grant Date

Number of Shares Granted

Grant Price

Grant Type

Expiration Date

Vesting Schedule:

Unless the vesting is accelerated, this Option will be exercisable to the extent vested on the following schedule:

[_______________]

Exercise of Option:

(a)If Participant dies or the termination of status as a Service Provider is due to a Disability, the vested portion of this Option will be exercisable for 12 months after the Termination of Status Date. For any other Termination of Status, the vested portion of this Option will only be exercisable for 3 months after the Termination of Status Date.

(b)If there is a Change in Control or merger of the Company, Section 14 of the Plan may cause further limitations to the Option’s exercisability.

(c)The Option will not be exercisable after the Expiration Date, unless Section 4(f) of the Plan, which tolls expiration in very limited cases when there are legal restrictions on exercise, permits later exercise.
Participant’s signature on this Notice of Grant and acceptance of this Agreement, including by electronic acceptance, indicates that:

Exhibit 10.1
(i)He or she agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits, annexes and appendices.

(ii)He or she understands that the Company is not providing any tax, legal or financial advice and is not making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of Shares.

(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal and financial advisors prior to signing this Agreement and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal and financial advisors before taking any action related to the Plan.

(iv)He or she has read and agrees to each provision of Section 11 of this Agreement.

(v)He or she will notify the Company of any change to his or her contact address.

Exhibit 10.1
EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.Grant of Option. The Company grants Participant an Option to purchase Shares of Common Stock as described on the Notice of Grant. If there is a conflict between the Plan and this Agreement, the Plan will prevail.

If the Notice of Grant designates this Option as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Code Section 422. Even if this Option is designated an Incentive Stock Option, to the extent it first become exercisable as to more than $100,000 in any calendar year, the portion in excess of $100,000 is not an ISO under Code Section 422(d) and that portion will be a Nonstatutory Stock Option (“NSO”). If there is any other reason this Option (or a portion of it) will not qualify as an ISO, to the extent of such nonqualification the Option will be an NSO. Participant understands that he or she will have no recourse against the Administrator, any member of the Company Group, or any officer or director of a member of the Company Group if his option is not an ISO.

2.Vesting Schedule. The Option will only be exercisable (also referred to as vested) under the Vesting Schedule on the Notice of Grant or as set out in Section 3 of this Agreement. Shares scheduled to vest on a date or upon the occurrence of a condition will not vest unless Participant continues to be a Service Provider beginning on the Grant Date through the date that the vesting is scheduled to occur. The Administrator may modify the vesting schedule under Section 10 of the Plan if Participant takes a leave of absence or has a reduction in hours worked.

3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of any portion of the Option, subject to the terms of the Plan. In that case, the Option will be vested as of the date specified by the Administrator.

4.Forfeiture upon Termination of Status as a Service Provider. Any unvested Shares subject to the Option that have not vested as of the time of Participant’s termination as a Service Provider immediately will cease vesting and will revert to the Plan on the 30th day following the Termination of Status Date, subject to Applicable Laws. The date of Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.

5.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate or, if the Administrator permits, Participant’s designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6.Exercise of Option.

(a)Right to Exercise. This Option may be exercised only before its Expiration Date and only under the Plan and this Agreement.

(b)Method of Exercise. To exercise this Option, Participant must deliver and the Administrator must receive an exercise notice according to procedures determined by the Administrator. The exercise notice must:

(i)State the number of Shares as to which the Option is being exercised (“Exercised Shares”),

Exhibit 10.1

(ii)Make any representations or agreements required by the Company,

(iii)Be accompanied by a payment of the total Exercise Price for all Exercised Shares,

(iv)Be accompanied by a payment of all required Tax-Related Items (defined in Section 8(a)) for all Exercised Shares.
(v)
On the date that both the Exercise Notice and payments due under Sections 6(b)(iii) and 6(b)(iv) are received by the Company for all Exercised Shares, the Option will be deemed exercised. The Administrator may designate a particular exercise notice to be used, but until a designation is made the exercise notice attached to this Agreement as Exhibit C may be used.

7.Method of Payment. Participant may pay the Exercise Price by any of the following methods or a combination of methods:

cash;

check;

consideration received by the Company under a formal cashless exercise program adopted by the Company; or

surrender of other Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company. If Shares are surrendered, the value of those Shares will be the Fair Market Value on the date they are surrendered.

A non-U.S. resident may be restricted by the Appendix as to his or her method of exercise.

8.Tax Obligations.

(a)Tax Withholding.

(i)No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account, or other tax-related items related to his or her participation in the Plan and legally applicable to him or her that the Administrator determines must be withheld (“Tax-Related Items”), including those that result from the grant, vesting, or exercise of this Option, the subsequent sale of Shares acquired under this Option or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement at the time of an attempted Option exercise, the Company may refuse to honor the exercise and refuse to deliver the Shares.

(ii)The Company has the right (but not the obligation) to satisfy any Tax-Related Items by withholding from proceeds of a sale of Shares acquired upon the exercise of this Option arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent) and, until determined otherwise by the Company, this will be the method by which such tax withholding obligations are satisfied.

Exhibit 10.1
(iii)The Company has the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to the Participant.

(iv)The Participant authorizes the Company and/or any member(s) of the Company Group for whom he or she is performing services (each, an “Employer”) to withhold any Tax-Related Items legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Company and/or the Employer(s) or from proceeds of the sale of Shares.

(v)Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company and/or the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction.

(vi)Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result.

(b)Tax Reporting. If the Option is partially or wholly an ISO, and if Participant sells or otherwise disposes of any the Shares acquired by exercising the ISO portion on or before the later of (i) the date 2 years after the Grant Date, or (ii) the date 1 year after the date of exercise, Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant and must immediately notify the Company in writing of the disposition. If Participant exercises the Option after 3 months have passed since Participant ceased to be an employee of the Company or a Parent or Subsidiary of the Company, it will no longer be an ISO.

(c)Code Section 409A. If the Option was granted with an Exercise Price that is less than the Fair Market Value of a Share on the Grant Date (a “Discount Option”) there may be adverse tax consequences to Participant. These adverse consequences could include income recognition before exercise, a 20% penalty tax for U.S. taxpayers, and potentially penalties, interest, and state taxes. There could also be adverse tax consequences for non-U.S. taxpayers. Although the Company believes that the Exercise Price is no less than the Fair Market Value of a Share on the Grant Date, the Company cannot guarantee this.

9.Forfeiture or Clawback. The Option (including any proceeds, gains or other economic benefit received by Participant upon its exercise or the subsequent sale of Shares resulting from the exercise) will be subject to any compensation recovery or clawback policy implemented by the Company before or after the date of this Agreement. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.

10.Rights as Stockholder. Participant’s rights as a stockholder of the Company, including as to voting Shares and the receipt of dividends and distributions on such Shares will not begin until certificates representing Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.

11.Acknowledgements and Agreements. Participant’s signature on the Notice of Grant accepting the Option, indicates that:

Exhibit 10.1
(a)HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED, GRANTED THIS OPTION, AND EXERCISING THE OPTION WILL NOT RESULT IN VESTING.

(b)HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AND AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF PARTICIPANT’S EMPLOYER (OR ENTITY TO WHICH HE OR SHE IS PROVIDING SERVICES) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

(c)He or she agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.

(d)He or she understands that exercise of the Option is governed strictly by Sections 6, 7, and 8 and that failure to comply with those Sections could result in the expiration of the Option, even if an attempt was made to exercise.

(e)He or she understands the consequences of Discount Options described in Section 8(c) and agrees that the Company will have no liability to him or her if the Option is determined to be a Discount Option.

(f)He or she agrees that the Company’s delivery of any documents related to the Plan or this Option (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, he or she will be provided with a paper copy of the documents. He or she acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. He or she may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if he or she has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e‑mail address by telephone, postal service or electronic mail. Finally, he or she understands that he or she is not required to consent to electronic delivery of documents.

(g)He or she may deliver any documents related to the Plan or this Option to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

(h)He or she accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive and final.

(i)He or she agrees that the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

Exhibit 10.1
(j)He or she agrees that the grant of an Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past.

(k)He or she agrees that all decisions regarding future Awards, if any, will be at the sole discretion of the Company.

(l)He or she agrees that he or she is voluntarily participating in the Plan.

(m)He or she agrees that the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation.

(n)He or she agrees that the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments.

(o)He or she agrees that the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty.

(p)He or she understands that if the underlying Shares do not increase in value, the Option will have no intrinsic monetary value.

(q)He or she understands that if the Option is exercised, the value of Shares received on exercise may increase or decrease in value, even below the Exercise Price.

(r)He or she agrees that, for purposes of the Option, Participant’s engagement as a Service Provider will be considered terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s engagement agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator.

(s)He or she agrees that any right to vest in the Option under the Plan, if any, will terminate as of the Termination of Status Date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where Participant is a Service Provider or Participant’s engagement agreement or employment agreement, if any, unless Participant is providing bona fide services during such time).

(t)He or she agrees that the period (if any) during which Participant may exercise the Option after a termination of Participant's engagement as a Service Provider will start on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any.

(u)He or she agrees that the Administrator has the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence).

Exhibit 10.1
(v)He or she agrees that none of the Company or any member of the Company Group will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

(w)He or she has read and agrees to the Data Privacy Provisions of Section 12 of this Agreement.

(x)He or she agrees that no claim or entitlement to compensation or damages shall arise from forfeiture of the unvested Shares subject to the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any member of the Company Group, waives his or her ability, if any, to bring any such claim, and releases the Company and all members of the Company Group from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

12.Data Privacy.

(a)Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer, the Company and any member of the Company Group for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

(b)Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c)Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan.

(d)Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws he or she may, at any time, request access to Data, request additional information about the storage and

Exhibit 10.1
processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting this Option, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing these consents on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company will not be able to grant Participant awards under the Plan or administer or maintain awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of Participant’s refusal to consent or withdrawal of consent.
13.Miscellaneous

(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104, Attention: Stock Plan Administrator, until the Company designates another address in writing.

(b)Non-Transferability of Option. This Option may not be transferred other than by will or the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

(c)Binding Agreement. If the Option is transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties to this Agreement.

(d)Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) under the Option, no purchase or issuance will occur until such condition has been satisfied in a manner acceptable to the Company. The Company will try to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

(e)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(f)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

(g)Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in an express written contract (including a unilateral contract) executed by a duly authorized officer of the Company. The Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option, and to comply with other Applicable Laws.

(h)Non-U.S. Appendix. The Option is subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Appendix”). If Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to

Exhibit 10.1
Participant to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.

(i)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant's acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agree that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant's services are performed. Notwithstanding anything in this Section 13(i) to the contrary,

(i)if Participant is employed by the Company or its Subsidiaries outside of California, the provisions of Section 1 of Annex A shall be governed by the law of the state of Utah, and Participant irrevocably consents and agrees that any action, proceeding, or other litigation by or against any other Party or Parties with respect to any claim or cause of action based upon or arising out of or related to this Section 1 of Annex A, shall be brought and tried exclusively in the state and federal courts located in the City of Salt Lake, County of Salt Lake, in the State of Utah, and any such legal action or proceeding may be removed to the aforesaid courts;

(ii)if Participant is employed by the Company or its Subsidiaries in California, the provisions of Section 1 of Annex A shall be governed by the law of the state of California, and Participant irrevocably consents and agrees that any action, proceeding, or other litigation by or against any other Party or Parties with respect to any claim or cause of action based upon or arising out of or related to this Section 1 of Annex A, shall be brought and tried exclusively in the state and federal courts located in the City of Los Angeles, in the State of California, and any such legal action or proceeding may be removed to the aforesaid courts.

(j)Waiver. Participant acknowledges that a waiver by the Company of a breach of any provision of this Award Agreement will not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.

14.Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees, in Participant’s capacity as an investor and equity holder in the Company, to the Restrictive Covenants contained in Annex A to this Agreement and/or incorporated herein by reference. The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Annex A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach by the Participant, and in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

Exhibit 10.1
EXHIBIT B

APPENDIX TO STOCK OPTION AGREEMENT

Terms and Conditions

This Appendix to Stock Option Agreement (the “Appendix”) includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides in one of the countries listed below at the time of grant or Participant moves to one of the listed countries. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [N/A]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained in this Appendix is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment after the Option is granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to Participant, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.

Exhibit 10.1
EXHIBIT C

SUNRUN-VSI
2014 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

Sunrun Inc.
225 Bush Street, Suite 1400
San Francisco, CA 94104

Attention: Stock Administration

Purchaser Name:
Stock Option Grant Date:
Exercise Date:
Number of Shares Exercised:
Per Share Exercise Price:
Total Exercise Price:
Exercise Price Payment Method:
Tax-Related Items Payment Method:

The information in the table above is incorporated in this Exercise Notice.

1.Exercise of Option. Effective as the Exercise Date, I elect to purchase Number of Shares Exercised (“Exercised Shares”) under the referenced Stock Option Agreement (the “Agreement”) for the Total Exercise Price.

2.Delivery of Payment. With this Exercise Notice, I am delivering the Total Exercise Price and any required Tax-Related Items to be paid in connection with purchase of the Exercised Shares. I am paying my total purchase price by Purchase Price Payment Method and the Tax-Related Items by Tax-Related Items Payment Method.

3.Representations of Purchaser. I acknowledge

(a)I have received, read and understood the Plan and the Agreement and agree to be bound by their terms and conditions.

(b)The exercise will not be completed until this Exercise Notice, Total Exercise Price, and all Tax-Related Payments are received by the Company.

(c)I have no rights as a stockholder of the Company, including as to voting Shares and the receipt of dividends and distributions on such Shares until certificates representing Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to me.

(d)That no adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

Exhibit 10.1
(e)There may be adverse tax consequences to exercising the Option and I am not relying on the Company for tax advice but have had an opportunity to obtain the advice of personal tax, legal and financial advisors prior to exercising.

(f)The modification and choice of law provisions of the Agreement also govern this Exercise Notice.

4.Entire Agreement; Governing Law. The Plan and Agreement are incorporated by reference. This Exercise Notice, the Plan and the Agreement are the entire agreement of the parties with respect to the Options and this exercise and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter.

Submitted by:
PARTICIPANT

__________________________________________
Signature
ADDRESS:

__________________________________________

__________________________________________

__________________________________________